UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ZOSANO PHARMA CORPORATION
(Name of Registrant as Specified in its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ZOSANO PHARMA CORPORATION

34790 Ardentech Court

Fremont, California 94555

December     , 2017

Dear Stockholder:

You are cordially invited to attend a special meeting of Stockholders of Zosano Pharma Corporation which is being held as follows:

Date:	, 2018

Time:	, Pacific time

Location:	Zosano Pharma Corporation 34790 Ardentech Court Fremont, CA 94555

Your vote is very important, regardless of the number of shares of our voting securities that you own. I encourage you to vote by telephone, over the internet, or by marking, signing, dating and returning your proxy card so that your shares will be represented and voted at the special meeting, whether or not you plan to attend. If you attend the special meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the special meeting through your broker or through another intermediary, please vote or return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.

On behalf of the board of directors, I urge you to submit your proxy as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company. I look forward to seeing you at the special meeting.

By order of the Board of Directors,

John Walker
Chairman of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON                     , 2018:

Our official Notice of Special Meeting of Stockholders and Proxy Statement are available for viewing, printing and downloading at:

www.edocumentview.com/ZSAN

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION

Zosano Pharma Corporation

34790 Ardentech Court

Fremont, California 94555

Telephone: (510) 745-1200

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held                     , 2018

The special meeting of Zosano Pharma Corporation, a Delaware corporation, or the Company, will be held at                 , Pacific Time, on                    , 2018, at 34790 Ardentech Court, Fremont, CA 94555. We are holding the special meeting for the following purposes, which are described in more detail in the accompanying Proxy Statement:

(1)	To amend the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock from 100,000,000 to 250,000,000, or the Increase in Number of Authorized Shares of Common Stock Proposal.

(2)	To approve the proposal to authorize the Company’s board of directors, in its discretion but in no event later than November 23, 2018 (in advance of the expiration of the second 180 calendar day period the Company may be afforded by Nasdaq to regain compliance with the $1.00 minimum bid price continued listing requirement), to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-5 to 1-for-20, such ratio to be determined by the board of directors and included in a public announcement, or the Reverse Stock Split Proposal.

(3)	To approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the foregoing proposals, or the Adjournment Proposal.

Stockholders are referred to the Proxy Statement accompanying this notice for more detailed information with respect to the matters to be considered at the special meeting. After careful consideration, the board of directors recommends a vote FOR the Increase in Number of Authorized Shares of Common Stock Proposal (Proposal 1); FOR the Reverse Stock Split Proposal (Proposal 2); and FOR the Adjournment Proposal (Proposal 3).

The board of directors has fixed the close of business on December 12, 2017 as the record date. Only holders of record of shares of our common stock on such date are entitled to vote at the special meeting or at any postponement(s) or adjournment(s) of the special meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the special meeting or any postponement or adjournment of the special meeting in person, we request that you vote by telephone, over the internet, or complete, sign and mail your proxy card to ensure that your shares will be represented at the special meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the special meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the special meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the special meeting.

By order of the Board of Directors,

John Walker
Chairman of the Board of Directors

December     , 2017

Zosano Pharma Corporation

34790 Ardentech Court

Fremont, California 94555

Telephone: (510) 745-1200

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

To Be Held                 , 2018

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” the “Company,” or “Zosano” refer to Zosano Pharma Corporation, a Delaware corporation. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our common stock, par value $0.0001 per share.

The accompanying proxy is solicited by the board of directors on behalf of Zosano Pharma Corporation, a Delaware corporation, to be voted at a special meeting of stockholders of the Company to be held on                 , 2018, at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders, or Notice, and at any adjournment(s) or postponement(s) of the special meeting. This Proxy Statement and accompanying form of proxy are expected to be first sent or given to stockholders on or about December 26, 2017.

The executive office of the Company is located at, and the mailing address of Zosano is, 34790 Ardentech Court, Fremont, California 94555.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON                     , 2018:

Our official Notice of Special Meeting of Stockholders and Proxy Statement are available for viewing, printing and downloading at:

www.edocumentview.com/ZSAN

ABOUT THE SPECIAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the special meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission, or the SEC, require that we give to you when we ask you to sign a proxy card to vote your stock at the special meeting.

What is the purpose of the special meeting?

At our special meeting, stockholders will act upon the matters outlined in the Notice, including the following:

(1)	To amend the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock from 100,000,000 to 250,000,000.

(2)	To approve the proposal to authorize the Company’s board of directors, in its discretion but in no event later than November 23, 2018 (in advance of the expiration of the second 180 calendar day period the Company may be afforded by Nasdaq to regain compliance with the $1.00 minimum bid price continued listing requirement), to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-5 to 1-for-20, such ratio to be determined by the board of directors and included in a public announcement.

(3)	To approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the foregoing proposals.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one Notice or Proxy Statement to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Notice or Proxy Statement in the future, he or she may contact Zosano Pharma Corporation, 34790 Ardentech Court, Fremont, California 94555, Attention: Georgia Erbez, Chief Business Officer and Chief Financial Officer, telephone: (510) 745-1200. Eligible stockholders of record receiving multiple copies of our Notice or Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Notice or Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to us at the address or phone number set forth above.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of the Notice or this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a Notice for shares held in your name and a notice or voting instruction card for shares held in street name. Please follow the directions provided in the Notice and each additional notice or voting instruction card you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the special meeting is the close of business on December 12, 2017. The record date was established by the board of directors as required by Delaware law. On the record date, 39,460,931 shares of common stock were issued and outstanding.

Who is entitled to vote at the special meeting?

Holders of common stock at the close of business on the record date may vote at the special meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the record date.

What is the quorum requirement?

At the close of business on December 12, 2017, 39,460,931 shares of our common stock were outstanding. Our Amended and Restated Bylaws require that a majority of the outstanding shares of our common stock entitled to vote be represented, in person or by proxy, at the special meeting in order to constitute the quorum we need to transact business at the special meeting. We will count abstentions and broker non-votes as shares represented at the meeting in determining whether a quorum exists.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Proxy Statement has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” A notice or Proxy Statement and voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions they included in the mailing or by following their instructions for voting by telephone or the internet. To vote by proxy or to instruct your broker how to vote, you should follow the directions provided with the voting instruction card.

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under stock exchange rules applicable to most brokerage firms, if you do not give instructions to your broker, it is permitted to vote any shares it holds for your account in its discretion with respect to “routine” proposals, but it is not allowed to vote your shares with respect to certain non-routine proposals.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the internet or telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called “routine” matters where your broker has discretionary voting authority over your shares.

We encourage you to provide instructions to your brokerage firm via the internet or telephone or by returning your signed voting instruction card. This ensures that your shares will be voted at the special meeting with respect to all of the proposals described in this Proxy Statement.

How do I vote my shares?

You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on December 12, 2017, the record date for the meeting. You may vote your shares at the meeting in person, by proxy, via the internet or via the toll-free number (for residents of the United States and Canada) listed on your proxy card.

•	To vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•	To vote by proxy, you must complete and return the enclosed proxy card. Your proxy card will be valid only if you sign, date and return it before the meeting. By completing and returning the proxy card, you will direct the persons named on the proxy card to vote your shares at the meeting in the manner you specify. If you complete all of the proxy card except one or more of the voting instructions, then the designated proxies will vote your shares as to which you provide no voting instructions in the manner described under “What if I do not specify how I want my shares voted?” below. If any other business properly comes before the meeting, then the designated persons will have the discretion to vote in any manner they deem appropriate.

•	To vote via the internet, you must access the website for internet voting at www.investorvote.com/ZSAN. Please have the enclosed proxy card handy when you access the website, and then follow the on-screen instructions. Internet voting facilities for stockholders of record will be available 24 hours a day until 1:00 a.m. (Central time) on , 2018. If you vote via the internet, you do not have to return your proxy card via mail.

•	To vote via telephone, use any touch-tone telephone and call 1-800-652-VOTE (8683) to transmit your voting instructions up until 1:00 a.m. (Central time) on , 2018. Please have the enclosed proxy card handy when you call, and then follow the instructions. If you vote via telephone, you do not have to return your proxy card via mail.

Even if you currently plan to attend the special meeting, we recommend that you vote by telephone or internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the special meeting or are unable to attend.

Who counts the votes?

All votes will be tabulated by the inspector of election appointed by the board of directors for the special meeting. Each proposal will be tabulated separately.

What are my choices when voting?

As to each of the Increase in Number of Authorized Shares of Common Stock Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal, stockholders may vote for the proposal, against the proposal, or abstain from voting on the proposal.

What are the board of directors’ recommendations on how I should vote my shares?

The board of directors recommends that you vote your shares as follows:

Proposal 1—FOR the Increase in Number of Authorized Shares of Common Stock Proposal.

Proposal 2—FOR the Reverse Stock Split Proposal.

Proposal 3—FOR the Adjournment Proposal.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the designated proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the Increase in Number of Authorized Shares of Common Stock Proposal.

Proposal 2—FOR the Reverse Stock Split Proposal.

Proposal 3—FOR the Adjournment Proposal.

If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee may be able to vote those shares. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

•	Attending the special meeting and voting in person. Your attendance at the special meeting will not by itself revoke a proxy. You must vote your shares by ballot at the special meeting to revoke your proxy.

•	Voting again by telephone or over the internet (only your latest telephone or internet vote submitted prior to the special meeting will be counted).

•	If you requested and received written proxy materials, completing and submitting a new valid proxy bearing a later date.

•	Sending written notice to our Secretary at our address set forth on the notice of meeting appearing on the cover of this Proxy Statement.

If you are a street name holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Approval of each of the Increase in Number of Authorized Shares of Common Stock Proposal and the Reverse Stock Split Proposal will require the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter. The approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes, are included in the determination of the number of shares present at the special meeting for determining a quorum at the meeting. Abstentions and broker non-votes will have the same effect as a vote AGAINST the Increase in Number of Authorized Shares of Common Stock Proposal and the Reverse Stock Split Proposal because such proposals require an affirmative vote by a majority of the shares outstanding and entitled to vote. A broker non-vote or a failure to submit a proxy or vote at the special meeting will have no effect on the outcome of the Adjournment Proposal. An abstention will have the same effect as a vote against the Adjournment Proposal.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the special meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the special meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other means. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to the beneficial owners of those shares. We do not plan to retain the services of a proxy solicitation firm to assist us in this solicitation.

Where can I find voting results?

The Company expects to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the special meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Zosano Pharma Corporation, 34790 Ardentech Court, Fremont, California 94555, Attention: Georgia Erbez, Chief Business Officer and Chief Financial Officer, telephone: (510) 745-1200.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of December 12, 2017 by:

•	each person or entity, or group of affiliated persons or entities, known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 12, 2017 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Zosano Pharma Corporation, 34790 Ardentech Court, Fremont, California 94555.

Each stockholder’s percentage ownership is determined in accordance with Rule 13d-3 under the Exchange Act and is based on 39,460,931 shares of our common stock outstanding as of December 12, 2017.

Name of Beneficial Owner (1)	Total Shares Beneficially Owned	Percentage
5%+ Stockholders
Amzak Capital Management, LLC and affiliates (2) 980 North Federal Highway; Suite 315 Boca Raton, FL 33432	5,269,846	13.35%
BMV Direct SOTRS LP (3) 17190 Bernardo Center Drive San Diego, CA 92128	2,442,429	6.19%
Directors and Named Executive Officers:
John P. Walker (4)	280,741	*
Georgia Erbez (5)	252,750	*
Donald Kellerman, Ph.D. (6)	124,215	*
Kenneth Greathouse (7)	200,000	*
Joseph “Jay” P. Hagan (8)	38,666	*
Bruce D. Steel	—	*
Troy Wilson, Ph.D., J.D. (9)	48,352	*
Kleanthis Xanthopoulos, Ph.D. (10)	86,141	*
Konstantinos Alataris (11)(12)	382,167	*
Current Directors and Executive Officers as a Group (9 persons) (13)	1,134,040	2.83%

*	Less than 1%
(1)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(2)

Based on information disclosed in the Schedule 13G/A filed with the SEC on March 28, 2017. Includes 5,151,813 shares of common Stock outstanding owned by the Amzak Capital Management, LLC and 118,033 shares of common Stock owned by Michael D Kazma. In addition to these shares, Amzak Capital Management, LLC owns 1,275,000 shares subject to warrants. These warrants provide the holder may not exercise them to the extent doing so would result in it owning in excess of 9.99% of the outstanding shares of common Stock of Zosano. Given the current ownership percentage exceeds the limitation, Amzak Capital Management is prevented from exercising said warrants. Michael D. Kazma and Gerry Kazma may be deemed to share voting and investment power with respect to the securities held by Amzak. The address of the principal business office of each reporting person is 980 N. Federal Highway, Suite 315, Boca Raton, FL 33432.
(3)	Based on information disclosed in the Schedule 13G filed by BioMed Realty Trust, Inc. with the SEC on January 19, 2016, BMV Direct SO LP holds 545,447 shares of common stock and BMV Direct SOTRS LP holds 1,896,982 shares of common stock. The sole general partner of BMV Direct SOTRS LP is BioMed Realty Holdings, Inc. The sole stockholder of BioMed Realty Holdings, Inc. and the sole general partner of BMV Direct SO LP is BioMed Realty, L.P. The sole general partner of BioMed Realty, L.P. is BioMed Realty Trust, Inc. BioMed Realty Trust, Inc. has sole voting and dispositive power with respect to the shares directly held by BMV Direct SOTRS LP and BMV Direct SO LP. Bruce D. Steel is a limited partner with a variable economic interest in each of BMV Direct SOTRS LP and BMV Direct SO LP. Mr. Steel disclaims beneficial ownership in the shares directly held by each of BMV Direct SOTRS LP and BMV Direct LP except to the extent of his pecuniary interest therein. The address of the principal business office of each reporting person is 17190 Bernardo Center Drive, San Diego, California 92128.
(4)	Consists of: (i) 180,228 shares of common stock, (ii) 63,700 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following December 12, 2017, and (iii) 36,813 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following December 12, 2017.
(5)	Consists of: (i) 115,750 shares of common stock, (ii) 47,750 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following December 12, 2017 and (iii) 89,250 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following December 12, 2017.
(6)	Consists of: (i) 15,920 shares of common stock, (ii) 15,920 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following December 12, 2017 and (iii) 92,375 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following December 12, 2017.
(7)	Consists of 200,000 shares of common stock.
(8)	Consists of 38,666 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following December 12, 2017.
(9)	Consists of: (i) 3,000 shares of common stock and (ii) 45,352 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following December 12, 2017.
(10)	Consists of: (i) 21,920 shares of common stock, (ii) 15,920 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following December 12, 2017 and (iii) 48,301 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following December 12, 2017. A portion of the securities reported for Dr. Xanthopoulos are held by the Xanthopoulos Family Trust, for which Dr. Xanthopoulos may be deemed to exercise voting and investment control.
(11)	Dr. Alataris’s employment with the Company terminated on May 8, 2017. He was succeeded as our President and Chief Executive Officer by Mr. Walker.
(12)	Consists of: (i) 254,778 shares of common stock held by The Alataris Family Trust and (ii) 127,389 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following December 12, 2017. Dr. Alataris, the trustee of The Alataris Family Trust, may be deemed to have investment discretion and voting power over the securities held by The Alataris Family Trust.
(13)	Consists of: (i) 541,593 shares of common stock, (ii) 148,065 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following December 12, 2017 and (iii) 444,382 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following December 12, 2017.

PROPOSAL 1: APPROVAL OF THE INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK PROPOSAL

The board of directors is seeking the approval of our stockholders of an amendment to the Amended and Restated Certificate of Incorporation of the Company, or the Amendment, to increase the number of authorized shares of common stock from 100,000,000 to 250,000,000, which was approved by the board of directors on December 12, 2017, subject to stockholder approval. The Amendment will not change the number of authorized shares of preferred stock, which currently consists of 5,000,000 shares of preferred stock. While the Company’s issued and outstanding shares of common stock will decrease if the Reverse Stock Split contemplated by the Reverse Stock Split Proposal is approved, the Company is seeking stockholder approval to increase its authorized common stock to 250,000,000 even if a reverse stock split is approved and implemented.

In addition to the 39,460,931 shares of common stock outstanding on December 12, 2017, our board of directors has authorized the Company to issue and sell an aggregate of up to $35,000,000 in shares of its common stock to Lincoln Park Capital Fund, or Lincoln Park, in accordance with a purchase agreement, or the Purchase Agreement, by and between the Company and Lincoln Park dated as of October 20, 2017 and has reserved 7,614,596 shares for potential issuance under the Purchase Agreement. The Company has also reserved 3,990,554 shares for issuance upon the exercise of outstanding warrants and 2,370,886 shares for issuance upon the exercise of outstanding stock options.

The full text of the proposed Amendment is attached to this Proxy Statement as Appendix A. However, the text of the proposed Amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our board of directors deems necessary and advisable to effect the proposed amendment of the Company’s Amended and Restated Certificate of Incorporation.

Provided the stockholders approve the Amendment, the increased number of shares would be authorized for issuance, but would remain unissued until such time as the board of directors approves a specific issuance of shares. The additional shares of common stock authorized for issuance by the Amendment would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the common stock presently issued and outstanding. Adoption of the proposed amendment would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock, to the extent that any additional shares of common stock are ultimately issued out of the increase proposed in the Amendment.

If the proposed Amendment is approved by the requisite vote of the stockholders, it will become effective upon the filing and recording of a Certificate of Amendment with the Secretary of State of the State of Delaware. Our board of directors reserves its right to elect not to proceed and abandon the Amendment if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

Purposes and Effects of the Amendment

The board of directors is recommending the proposed increase in the authorized number of shares of common stock primarily to provide the Company with appropriate flexibility to issue shares in the future on a timely basis if such need arises in connection with potential financings, business combinations or other corporate purposes. Approval of the proposed Amendment will also enable the Company to take advantage of market conditions, the availability of more favorable financing, and opportunities for business combinations and other strategic transactions, without the potential delay and expense associated with convening a special stockholders’ meeting. The Company is currently seeking funding from third parties that may be structured as equity issuances. Management will need the flexibility to issue common stock, warrants, or preferred stock convertible into common stock to these potential investors.

In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management and key personnel, and if this proposal is not approved by our stockholders, the lack of unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals. In short, if our stockholders do not approve this proposal, we may not be able to access the capital markets, complete corporate collaborations or partnerships, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

If the Amendment is approved, unless otherwise required by applicable law or stock exchange rules, the board of directors will be able to issue the additional shares of common stock from time to time in its discretion without further action or authorization by the stockholders. The newly authorized shares of common stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, the establishment of collaborations or other strategic agreements, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future equity incentive plans or for other corporate purposes.

The proposed increase in the number of authorized shares of common stock will not, by itself, have an immediate dilutive effect on our current stockholders. However, the future issuance of additional shares of common stock or securities convertible into our common stock may occur at times or under circumstances that could result in a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of the present holders of our common stock, none of whom have preemptive rights to subscribe for additional shares that we may issue.

Potential Anti-Takeover Effect

An increase in the number of authorized shares of common stock may also, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the proposed increase might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of our board of directors to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional common stock would dilute the voting power of the common stock and preferred stock then outstanding. Our common stock could also be issued to purchasers who would support our board of directors in opposing a takeover bid which our board determines not to be in our best interests and those of our stockholders.

In addition to the proposed Amendment, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also include other provisions that may have an anti-takeover effect. These provisions, among other things, permit our board to issue preferred stock with rights senior to those of the common stock without any further vote or action by the stockholders, provide that special meetings of stockholders may only be called by our board of directors and some of our officers, and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporation actions and may delay or discourage a change in control.

The board of directors is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company and the proposed Amendment to increase the number of authorized shares is not part of any plan by our board of directors to recommend or implement a series of anti-takeover measures.

Vote Required

The affirmative vote of the holders of a majority of the shares outstanding and entitled to vote on such proposal is required for the approval of the proposed Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

PROPOSAL 2: APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL

General

Our board of directors, on December 12, 2017, unanimously adopted resolutions approving, declaring advisable and recommending to our stockholders for their approval a second amendment to our Amended and Restated Certificate of Incorporation, or Second Amendment, to effect a reverse stock split, or the Reverse Stock Split, with a ratio in the range of 1-for-5 and 1-for-20, such ratio to be determined by the board of directors in its discretion but in no event later than November 23, 2018 (in advance of the expiration of the second 180 calendar day period the Company may be afforded by Nasdaq to regain compliance with the $1.00 minimum bid price continued listing requirement), with respect to the issued and outstanding common stock of the Company. The Reverse Stock Split will also affect outstanding options and warrants, as described in “—Effect on Equity Compensation Plans and Outstanding Options and Warrants” below. Approval of this proposal will grant the board of directors the authority, without further action by the stockholders, to carry out the Reverse Stock Split any time on or before November 23, 2018 (in advance of the expiration of the second 180 calendar day period the Company may be afforded by Nasdaq to regain compliance with the $1.00 minimum bid price continued listing requirement), with the exact exchange ratio and timing to be determined at the discretion of the board of directors and set forth in a public announcement. Even if our stockholders approve this proposal, our board of directors may determine in its discretion not to effect the Reverse Stock Split and to abandon the Second Amendment to implement the Reverse Stock Split prior to the time the Second Amendment is filed and becomes effective.

If approved, this proposal would approve the Second Amendment set forth in Appendix B solely to the extent such Second Amendment relates to the Reverse Stock Split. The text of the proposed Second Amendment to effect the Reverse Stock Split is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our board of directors deems necessary and advisable to effect the proposed Second Amendment. Stockholders are urged to carefully read Appendix B.

Background

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “ZSAN.” The continued listing requirements of the Nasdaq Capital Market provide, among other things, that our common stock must maintain a closing bid price in excess of $1.00 per share. On November 28, 2017, we received written notice from the Listing Qualifications Department of the Nasdaq Stock Market indicating that, based upon the closing bid price of our common stock for the last 30 consecutive days, we did not meet the continued listing requirement for minimum bid price. We have 180 calendar days, or until May 29, 2018, to cure the deficiency and regain compliance with the minimum bid price requirement. The letter further provided that if we do not regain compliance by May 29, 2018, an additional 180 days may be granted to regain compliance if we (i) meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market (except for the bid price requirement) and (ii) provide written notice of our intention to cure the deficiency during the second 180-day compliance period.

Our board of directors determined that the continued listing of our common stock on the Nasdaq Capital Market is beneficial for our stockholders. If our common stock is delisted from the Nasdaq Capital Market, our board of directors believes that the trading market for our common stock could become significantly less liquid, which could reduce the trading price of our common stock and increase the transaction costs of trading in shares of our common stock.

The purpose of the Reverse Stock Split is to decrease the total number of shares of common stock outstanding and proportionately increase the market price of the common stock above $1.00 per share in order to meet the continuing listing requirements of the Nasdaq Capital Market. Our board of directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our continued listing on the Nasdaq Capital

Market. Accordingly, our board of directors approved the Reverse Stock Split in order to help ensure that the share price of our common stock meets the continued listing requirements of the Nasdaq Capital Market.

In order to cure the deficiency, the closing bid price of our common stock would have to be $1.00 or higher for a minimum of 10 consecutive business days during the additional 180-day compliance period. If we fail to achieve compliance during the additional 180-day compliance period, our common stock may be delisted.

Our board of directors, on December 12, 2017, unanimously adopted resolutions approving, declaring advisable and recommending to our stockholders for their approval the Second Amendment to effect the Reverse Stock Split with a ratio in the range of 1-for-5 and 1-for-20, such ratio to be determined by the board of directors and included in a public announcement, with respect to the issued and outstanding common stock of the Company. The reverse stock split will also affect outstanding options and warrants, as described in “—Effect on Equity Compensation Plans and Outstanding Options and Warrants” below. Approval of this proposal will grant the board of directors the authority, without further action by the stockholders, to carry out the Reverse Stock Split any time on or before November 23, 2018 (in advance of the expiration of the second 180 calendar day period the Company may be afforded by Nasdaq to regain compliance with the $1.00 minimum bid price continued listing requirement), with the exact exchange ratio and timing to be determined at the discretion of the board of directors. Even if our stockholders approve this proposal, our board of directors may determine in its discretion not to effect the Reverse Stock Split and to abandon the Second Amendment to effect the Reverse Stock Split prior to the time the Second Amendment is filed and becomes effective.

Effective Time

If this proposal is approved and our board of directors determines to effect the Reverse Stock Split, we will file the proposed Second Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective at the time the Second Amendment is filed with the Secretary of State of Delaware and becomes effective, with the exact timing to be determined at the discretion of our board of directors.

If this proposal is approved, no further action on the part of stockholders would be required to either effect or abandon the Reverse Stock Split. If our board of directors does not implement the Reverse Stock Split on or before November 23, 2018 (in advance of the expiration of the second 180 calendar day period the Company may be afforded by Nasdaq to regain compliance with the $1.00 minimum bid price continued listing requirement), the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Second Amendment to effect the Reverse Stock Split will be abandoned. Our board of directors reserves its right to elect not to proceed and abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

Reasons for the Reverse Stock Split

The principal purpose of the Reverse Stock Split is to decrease the total number of shares of common stock outstanding and proportionately increase the market price of the common stock above $1.00 per share in order to meet the continuing listing requirements of the Nasdaq Capital Market. Our board of directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our continued listing on the Nasdaq Capital Market. Accordingly, our board of directors has approved the Reverse Stock Split in order to help ensure that the share price of our common stock meets the continued listing requirements of the Nasdaq Capital Market.

Board Discretion to Implement the Reverse Stock Split

Our board of directors believes that stockholder approval of a range of Reverse Stock Split ratios (rather than a single exchange ratio) is in the best interests of our stockholders because it provides the board of directors with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If stockholders approve this proposal, the board of directors would carry out a reverse stock split only upon the board of directors’ determination that a reverse stock split would be in the best interests of our stockholders at that time. The board of directors would then set the ratio for the Reverse Stock Split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, following receipt of stockholder approval, the board of the directors may consider numerous factors including:

•	the historical and projected performance of our common stock;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the Reverse Stock Split ratio on trading liquidity in our common stock and our ability to maintain continued listing on the Nasdaq Capital Market;

•	our capitalization (including the number of shares of common stock issued and outstanding);

•	the then-prevailing trading price for our common stock and the volume level thereof; and

•	the potential devaluation of our market capitalization as a result of the Reverse Stock Split.

Our board of directors intends to select a reverse stock split ratio that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal, stockholders should consider the following risks associated with effecting the Reverse Stock Split:

•	Although we expect that the Reverse Stock Split will result in an increase in the market price of our common stock, we cannot assure you that the Reverse Stock Split, if effected, will increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price. The effect that the Reverse Stock Split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

•	Even if our stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet the continued listing requirements of the Nasdaq Capital Market.

•	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•	Although our board of directors believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in our common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

If the Reverse Stock Split is approved and effected with respect to the issued and outstanding common stock, each holder of common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously for all outstanding shares of common stock at the same exchange ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company. The relative voting rights and other rights and preferences that accompany the shares of common stock will not be affected by the Reverse Stock Split. Shares of common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.

The Reverse Stock Split will not affect the number of authorized shares of common stock, which, assuming stockholder approval of the Increase in Number of Authorized Shares of Common Stock Proposal, will be 250,000,000 shares. Although the Reverse Stock Split will not, by itself, have any immediate dilutive effect on stockholders, the proportion of shares owned by stockholders relative to the number of shares authorized for issuance will decrease because the number of authorized shares of common stock would remain unchanged. As a result, additional authorized shares of common stock would become available for issuance at such times and for such purposes as the board of directors may deem advisable without further action by stockholders, except as required by applicable law or stock exchange rules. To the extent that additional authorized shares of common stock are issued in the future, such shares could be dilutive to existing stockholders of the Company by decreasing such stockholders’ percentage of equity ownership in the Company. See “—Potential Anti-Takeover Effect” below for more information on potential anti-takeover effects of the Reverse Stock Split.

The Reverse Stock Split will have no effect on the number of authorized shares of preferred stock or the par value of the preferred stock.

Effect on Equity Compensation Plans and Outstanding Options and Warrants

If the Reverse Stock Split is approved and effected, the total number of shares of common stock reserved for issuance under our Amended and Restated 2014 Equity and Incentive Plan and our 2012 Stock Incentive Plan or, collectively, the Plans, would be reduced in proportion to the ratio selected by our board of directors. As of December 12, 2017, there were a total of 1,983,886 shares of common stock reserved for issuance upon the exercise of stock options outstanding under the Plans, and 588,242 shares remained available for future awards under our Amended and Restated 2014 Equity and Incentive Plan, and following the Reverse Stock Split, if any, such reserve would be reduced to between approximately 99,194 and approximately 396,777 shares reserved for issuance upon the exercise of stock options outstanding under the Plans, and between approximately 29,412 and approximately 117,648 shares would be available for future awards under the Plans.

The total number of shares of common stock reserved for issuance pursuant to outstanding but unexercised warrants would be reduced in proportion to the ratio selected by our board of directors. As of December 12, 2017, there were a total of 3,990,554 shares of common stock reserved for issuance upon the exercise of warrants issued by the Company and following the Reverse Stock Split, if any, such reserve would be reduced to between approximately 199,528 and approximately 798,111 shares reserved for issuance upon the exercise of stock options outstanding under the warrants.

Additionally, the total number of shares of common stock reserved for issuance pursuant to outstanding but unexercised non-statutory stock options, which were issued outside of the Plans, would be reduced in proportion to the ratio selected by our board of directors. As of December 12, 2017, there were a total of 387,000 shares of common stock reserved for issuance upon the exercise of non-statutory stock option grants issued by the Company and following the Reverse Stock Split, if any, such reserve would be reduced to between approximately 19,350 and approximately 77,400 shares reserved for issuance upon the exercise of stock options outstanding under the non-statutory stock option grants.

Under the terms of our outstanding equity awards, options and warrants, the proposed Reverse Stock Split would adjust and proportionately reduce the number of shares of common stock issuable upon exercise or vesting of such awards, options and warrants in the same ratio of the Reverse Stock Split and, correspondingly, would proportionately increase the exercise or purchase price, if any, of all such awards, options and warrants. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards, options and warrants and the exercise or purchase price related thereto, if any, would be equitably adjusted in accordance with the terms of the Plans, non-statutory stock option grants or warrants, which may include rounding the number of shares of common stock issuable down to the nearest whole share.

The following table contains approximate information relating to our common stock immediately following the Reverse Stock Split under certain possible exchange ratios, based on share information as of December 12, 2017, without giving effect to the treatment of fractional shares. The table reflects 250,000,000 shares of authorized common stock, which gives pro forma effect to the increase in the number of authorized shares of common stock as proposed in the Increase in Number of Authorized Shares of Common Stock Proposal, as if such increase had occurred as of December 12, 2017.

	December 12, 2017	1-for-5	1-for-10	1-for-20
Number of authorized shares of common stock (1)	250,000,000	250,000,000	250,000,000	250,000,000
Number of outstanding shares of common stock	39,460,931	7,892,186	3,946,093	1,973,047
Number of shares of common stock reserved for issuance upon exercise of outstanding stock options and warrants	2,370,886	474,177	237,089	118,544
Number of shares of common stock reserved for issuance in connection with future awards under our equity compensation plans	588,242	117,648	58,824	29,412
Number of authorized and unreserved shares of common stock not outstanding	207,579,941	241,515,989	245,757,994	247,878,997

(1)	If the Increase in Number of Authorized Shares of Common Stock Proposal is approved and implemented, the number of authorized shares of common stock will be 250,000,000. If the proposal is not approved and/or is not implemented, the number of authorized shares of common stock will remain 100,000,000.

Potential Anti-Takeover Effect

An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other change in control transaction). In addition, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the board of directors to issue preferred stock with rights senior to those of the common stock without any further vote or action by the stockholders, provide that special meetings of stockholders may only be called by our board of directors and some of our officers, and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.

Our board of directors is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company and the Reverse Stock Split Proposal is not part of any plan by our board of directors to recommend or implement a series of anti-takeover measures.

Accounting Matters

The Reverse Stock Split will not affect the par value per share of common stock, which will remain unchanged at $0.0001 per share. As a result of the Reverse Stock Split, at the effective time, the stated capital on our balance sheet attributable to the common stock, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced in proportion to the ratio of the Reverse Stock Split. Correspondingly, the additional paid-in capital account, which consists of the difference between the stated capital and the aggregate amount paid upon issuance of all currently outstanding shares of common stock, will be credited with the amount by which the stated capital is reduced. The stockholders’ equity, in the aggregate, will remain unchanged. In addition, the per share net income or loss of common stock, for all periods, will be restated because there will be fewer outstanding shares of common stock.

Mechanics of the Reverse Stock Split

Effect on Registered “Book-Entry” Holders of Common Stock

Holders of common stock may hold some or all of their common stock electronically in book-entry form (“street name”) under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split because the stockholder owns a number of shares not evenly divisible by the ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our common stock on the trading day immediately preceding the effective date of the reverse stock split. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.

No Dissenters’ or Appraisal Rights

Under the DGCL, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to the Company and to stockholders that hold their common shares as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts;

(vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our common stock in connection with employment or the performance of services; (xii) retirement plans; (xiii) persons who are treated as non—U.S. persons for U.S. federal income tax purposes; or (xiv) certain former citizens or long-term residents of the United States.

In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

Taxation of Stockholders

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the common stock surrendered, and such stockholder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. Stockholders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share, unless the distribution of cash is treated as having the effect of a distribution of dividend to the stockholder, in which case the gain should be treated as dividend income to the extent of the Company’s current accumulated earnings and profits, as calculated for U.S. federal income tax purposes. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service Form W-9) may also be subject to backup withholding, at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

Taxation of the Company

The Company should not recognize any gain or loss as a result of the Reverse Stock Split.

Vote Required for Approval

Approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote on such proposal at the special meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

The Company is asking its stockholders to approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the foregoing proposals.

Vote Required; Recommendation of the Board of Directors

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the Adjournment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADJOURNMENT PROPOSAL.

OTHER BUSINESS

The board of directors does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the special meeting. If, however, any other business should properly come before the special meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at our 2018 annual meeting of stockholders must submit the proposals in proper form to us at the address set forth on the first page of this proxy statement not later than December 29, 2017 in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2018 annual meeting.

Stockholder proposals intended to be presented at our 2018 annual meeting submitted outside the processes of Rule 14a-8 must be received in writing by us no later than the close of business on March 2, 2018, nor earlier than January 31, 2018, together with all supporting documentation and information required by our Amended and Restated Bylaws. Proxies solicited by us will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

In order to have a director candidate considered by the Nominating and Corporate Governance Committee of our board of directors, the recommendation must be submitted to our Secretary at the address set forth on the first page of this proxy statement no later than the close of business on March 2, 2018, nor earlier than January 31, 2018, and must include all supporting documentation and information required by our Amended and Restated Bylaws.

Appendix A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ZOSANO PHARMA CORPORATION.

Zosano Pharma Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of this corporation is Zosano Pharma Corporation and the date on which the Amended and Restated Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware was January 29, 2015 (the “Amended and Restated Certificate of Incorporation”).

SECOND: The Board of Directors of the Corporation has duly adopted resolutions proposing and declaring advisable that the Amended and Restated Certificate of Incorporation be amended as set forth herein and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.

THIRD: The Amended and Restated Certificate of Incorporation is hereby amended by deleting the first paragraph of ARTICLE IV in its entirety and inserting the following in lieu thereof:

A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is two hundred fifty five million (255,000,000) shares. Two hundred fifty million (250,000,000) shares shall be Common Stock, each having a par value of one-hundredth of one cent ($0.0001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-hundredth of one cent ($0.0001).

FOURTH: Pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

FIFTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

*        *        *

IN WITNESS WHEREOF, Zosano Pharma Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this      day of                     , 2018.

ZOSANO PHARMA CORPORATION

By:

John Walker
President and CEO

A-1

Appendix B

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ZOSANO PHARMA CORPORATION.

Zosano Pharma Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of this corporation is Zosano Pharma Corporation and the date on which the Amended and Restated Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware was January 29, 2015 (the “Amended and Restated Certificate of Incorporation”).

SECOND: The Board of Directors of the Corporation has duly adopted resolutions proposing and declaring advisable that the Amended and Restated Certificate of Incorporation be amended as set forth herein and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.

THIRD: The Amended and Restated Certificate of Incorporation is hereby amended to add the following as paragraph D of ARTICLE IV in the form below:

“D. Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”) each share of the Corporation’s common stock, $0.0001 par value per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified as (without any further act) into a smaller number of shares such that each five (5) to twenty (20) shares of Old Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time is reclassified into one share of Common Stock, $0.0001 par value per share, of the Corporation (the “New Common Stock”), the exact ratio within such range to be determined by the board of directors of the Corporation prior to the Effective Time and publicly announced by the Corporation (the “Reverse Stock Split”). No fractional shares shall be issued as a result of such reclassification. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined in good faith by the Board of Directors of the Corporation. As soon as practicable following the Effective Time, the Corporation will cause the Corporation’s exchange agent and registrar to issue new book entries representing the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified.

[SIGNATURE PAGE FOLLOWS]

*        *        *

IN WITNESS WHEREOF, Zosano Pharma Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this      day of                     , 2018.

ZOSANO PHARMA CORPORATION

By:

John Walker
President and CEO

B-1

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on             .

Vote by Internet
• Go to www.investorvote.com/ZSAN
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain	For	Against	Abstain
1. Approval of amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock from 100,000,000 to 250,000,000.	☐	☐	☐

2. Approval of authorization of the Company’s board of directors, in its discretion but in no event later than November 23, 2018 (in advance of the expiration of the second 180 calendar day period the Company may be afforded by Nasdaq to regain compliance with the $1.00 minimum bid price continued listing requirement), to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-5 to 1-for-20, such ratio to be determined by the board of directors and included in a public announcement

				☐	☐	☐
3. Approval of adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the foregoing proposals.	☐	☐	☐

s	B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Special Meeting.	☐

s	C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Zosano Pharma Corporation

Proxy Solicited by Board of Directors for Special Meeting —

John Walker and Georgia Erbez, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Zosano Pharma Corporation to be held on              at             , Pacific time at the Company’s headquarters located at 34790 Ardentech Court, Fremont, CA 94555 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR the increase in number of authorized shares of common stock, FOR the approval of the reverse stock split and FOR the adjournment proposal.

The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)